UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2006

MISCOR Group, Ltd.
(Exact name of registrant as specified in its charter)

Indiana	333-129354	20-0995245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1125 South Walnut Street, South Bend, Indiana		46619
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (574) 234-8131

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On August 30, 2006, MISCOR Group, Ltd. (the “Company”), and Laurus Master Fund, Ltd. (“Laurus”), entered into an amendment to the Registration Rights Agreement, dated May 31, 2006, between the Company and Laurus for the purpose of extending to October 15, 2006, the time allowed for the Company to file a registration statement required to be filed to register the shares of common stock issuable to Laurus upon the exercise of certain warrants held by Laurus. A copy of the amendment to the Registration Rights Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Amendment, dated August 30, 2006, to Registration Rights Agreement, dated May 31, 2006, by and among MISCOR Group, Ltd., Magnetech Industrial Services, Inc., Martell Electric, LLC, HK Engine Components, LLC, and Laurus Master Fund, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISCOR Group, Ltd.
Date: August 31, 2006

	By:	/s/ Richard J. Mullin
Printed Name: Richard J. Mullin
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amendment, dated August 30, 2006, to Registration Rights Agreement, dated May 31, 2006, by and among MISCOR Group, Ltd., Magnetech Industrial Services, Inc., Martell Electric, LLC, HK Engine Components, LLC, and Laurus Master Fund, Ltd.